UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On October 4, 2018, Flowserve Corporation (the “Company”) announced that John L. Garrison, Jr., Chairman of the Board, President and Chief Executive Officer of Terex Corporation (“Terex”) has been elected by the Company’s Board of Directors (the “Board”) as a new member of the Board, effective October 2, 2018. Mr. Garrison was appointed President and Chief Executive Officer of Terex on November 2, 2015. Previously, he was President and Chief Executive Officer of Bell Helicopter, a segment of Textron, Inc., since 2009. The Company also announced that Michael C. McMurray, Senior Vice President and Chief Financial Officer of Owens Corning has also been elected by the Board as a new member of the Board, effective October 2, 2018. Mr. McMurray was appointed Chief Financial Officer of Owens Corning in 2012. Prior to this role, he served in the roles of Vice President, Investor Relations and Treasurer and Vice President and Finance Leader of Owens Corning’s Building Materials Group. Prior to joining Owens Corning in 2008, he had over two decades of finance experience at Royal Dutch Shell.

Mr. Garrison and Mr. McMurray fill the newly created directorships resulting from the increase in Board members pursuant to resolutions duly adopted by the Board under the Company’s By-Laws disclosed in Item 5.03 below. In connection with their election to the Board, Mr. Garrison has also been appointed as a member of the Organization and Compensation Committee and the Corporate Governance and Nominating Committee of the Board and Mr. McMurray has been appointed as a member of the Audit Committee and the Finance Committee of the Board. Both Mr. Garrison and Mr. McMurray are expected to be nominated for reelection by the Company’s shareholders at the 2019 annual meeting of shareholders.

The Board has made an affirmative determination that each of Mr. Garrison and Mr. McMurray qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s standards for director independence. There have been no transactions directly or indirectly involving Mr. Garrison or Mr. McMurray that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. The Board has also made the affirmative determination that Mr. McMurray qualifies as an “audit committee financial expert” as such term is defined under Item 407(d)(5) of SEC Regulation S-K.

Mr. Garrison and Mr. McMurray will each be compensated for his service on the Board in accordance with the Company’s compensatory and other arrangements for non-employee directors, which are described in detail in the Company’s definitive proxy statement dated April 12, 2018, under the heading “Board of Directors Compensation”.

A copy of the press release issued by the Company announcing the election of Mr. Garrison and Mr. McMurray is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 2, 2018, the Board voted to amend the Company’s By-Laws. Article III, Section 2 of the By-Laws, which sets forth the number of directors of the Company, was amended by the Board to increase the number of directors of the Company from nine to eleven.

The foregoing description of the amendment contained in the By-Laws is qualified in its entirety by reference to the full text of, and should be read in conjunction with, the By-Laws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated effective October 2, 2018.

99.1	Press release, dated October 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: October 4, 2018	By:	/S/ LANESHA MINNIX
Lanesha Minnix
Senior Vice President, Chief Legal Officer and Corporate Secretary